EXHIBIT 5
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                    [Letterhead of Harney Westwood & Riegels]



2 November 2001


Securities Exchange Commission
Division of Corporation Finance
Washington, DC 20549
USA

Dear Sirs

REGISTRATION STATEMENT ON FORM S-8 FILED BY
TOMMY HILFIGER CORPORATION RELATING TO THE
TOMMY HILFIGER CORPORATION 2001 STOCK INCENTIVE PLAN


We are British Virgin Islands counsel to Tommy Hilfiger Corporation, a company incorporated under the laws of the British Virgin Islands (hereinafter called the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of the Ordinary Shares, par value $0.01 per share (the "Ordinary Shares"), of the Company issuable under the Tommy Hilfiger Corporation 2001 Stock Incentive Plan (the "Plan").

For the purpose of this opinion, we have examined originals or copies of the Plan, the Memorandum and Articles of Association of the Company, a facsimile copy of the resolutions of the Board of Directors of the Company adopted on 30 July 2001, a facsimile copy of the minutes of the compensation committee of the Company dated 30 July 2001 and a facsimile copy of a Certificate of Inspector of Elections in respect of a meeting of the shareholders of the Company held on 29 October 2001 and such other corporate documents and records of the Company as we have deemed relevant and necessary as a basis for this opinion.

For purposes of this opinion we have assumed the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us and that all representations of fact (other than those opined on below) expressed in or implied by the documents are accurate. We have also assumed that the resolutions above-mentioned continue in full force and effect, having not been revoked by subsequent resolution.


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On the basis of the foregoing, we are of the opinion that the 3,500,000 Ordinary
Shares of the Company when issued pursuant to the terms of the Plan will be validly issued, fully paid and non assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Plan.

Yours faithfully
HARNEY WESTWOOD & RIEGELS


/s/ Scott Ritter